SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 1999

                                  NexMed, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                     0-22245                87-0449967
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation                                              Identification No.

350 Corporate Boulevard, Robbinsville, New Jersey               08691
    (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (609) 208-9688

                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 5. Other Events

      On September 30, 1999 the registrant completed a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended, of 2,835,826 units ("Unit") of the registrant's securities pursuant to a Unit Purchase Agreement (the "Purchase Agreement") by and between the registrant and each of the fifty-two investors who purchased Units. Each Unit consists of two shares of the registrant's common stock, par value $.001 per share (the "Common Stock"), and a three year warrant (the "Warrant") to purchase one share of the registrant Common Stock at an exercise price of $2.25. Such Warrants are exercisable six months after the date of issuance, provided, that, the number of shares of Common Stock issuable upon exercise shall be reduced to the extent that an investor sells Common Stock or other securities of the registrant during such six-month period. In addition, the Warrants are redeemable by the registrant at a price of $.001 per Warrant upon notice to record holders if the closing price per share of the Common Stock has been at least $4.00 for each of the fifteen consecutive trading days during a period ending on the date of the notice of redemption all as more fully described in the Warrant attached to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10. The registrant issued a Press Release on October 4, 1999 relating to such private placement, a copy of which is attached hereto as Exhibit 99.

      Under the terms of the Purchase Agreement, the registrant is obligated to prepare and file a registration statement on Form S-3 providing for the resale of the shares of Common Stock issued in the private placement and the shares issuable upon conversion of the Warrants no later than November 29, 1999 and to have such registration statement declared effective as soon as possible all as more fully described in the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.

      Prior to this private placement, the registrant had 40,000,000 shares of its Common Stock authorized and 8,685,036 issued and outstanding. The registrant issued an additional 5,671,652 shares of its Common Stock in this private placement increasing the number of issued and outstanding shares of its common stock to 14,356,688. In the event that the investors were to exercise all of the Warrants which they purchased in this private placement, the registrant would realize additional gross proceeds of $6,380,609 and would issue an additional 2,835,826 shares of its Common Stock.

      In connection with the private placement, the registrant engaged AmeriCal Securities, Inc. ("AmeriCal") as placement agent. The registrant received gross proceeds of $8,507,478 from the sale of the Units out of which a cash fee of $622,386 is payable to AmeriCal. The compensation to AmeriCal also includes the issuance of a five year warrant to AmeriCal, or its designee, to purchase 553,232 shares of Common Stock at an exercise price of $2.25 per share. In addition, the registrant has agreed to compensate AmeriCal an additional cash commission of 7.5% of the purchase price for any additional shares of Common Stock which are sold by the registrant upon exercise of any of the Warrants sold in this private placement.

      The above discussion is qualified in its entirety by reference to the Exhibits which are filed with this report on Form 8-K.

Item 7. Exhibits

(10) Form of Unit Purchase Agreement

(99) Press Release of Registrant

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NexMed, Inc.
                                          (Registrant)

Date: October 8, 1999
                                          By: /s/ Vivian H. Liu
                                              -------------------------------
                                              Vivian H. Liu
                                              Vice President and Secretary

                                  EXHIBIT INDEX

(10) Unit Purchase Agreement

(99) Press Release of Registrant